EXHIBIT 16


McGladrey & Pullen
Certified Public Accountants


April 14, 2003

Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read Indian River Banking Company's statements included under Item 4 of its Form 8-K for April 9, 2003, and we agree with such statements concerning our Firm.


                                             By:  /s/ McGladrey & Pullen, LLP
                                                  ---------------------------
                                                  McGladrey & Pullen, LLP